UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2020

PERSPECTA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-313-6000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any ne4w or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2020, J. Michael Lawrie notified the board of directors (the “Board”) of Perspecta Inc. (the “Company”) that he has decided to retire from the Board effective as of the Company’s 2020 annual meeting of shareholders (the “Annual Meeting”). Mr. Lawrie’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result, the Board has reduced its size from 11 directors to 10, effective as of the Annual Meeting.

Mr. Lawrie currently serves as Chairman of the Board. As a result of Mr. Lawrie’s decision to retire, the Board has appointed John M. Curtis, the Company’s President and Chief Executive Officer, as Chairman of the Board effective as of the Annual Meeting. Philip O. Nolan will continue to serve as Lead Independent Director following the Annual Meeting, a position he has held since May 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated:	June 10, 2020	By:	/s/ James L. Gallagher
		Name:	James L. Gallagher
		Title:	General Counsel and Secretary